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                                                                   EXHIBIT 99.02

1633 Broadway
29th Floor                                             [LOGO] Robertson Stephens
New York, NY 10019                                            Investment Bankers
646.366.4000


                      CONSENT OF ROBERTSON STEPHENS, INC.

          We hereby consent to the use of and reference to our opinion dated May 14, 2001 to the Board of Directors of SkyMall, Inc. in the proxy statement/prospectus included in this Registration Statement on Form S-4 of Gemstar-TV Guide International, Inc. (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                   ROBERTSON STEPHENS, INC.

                                   /s/ Robertson Stephens, Inc.
                                   ------------------------------------
                                   San Francisco, CA
                                   May 29, 2001